Exhibit 10.3

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into this 20 day of January, 2015 by and between OVERLAND PARK REHAB, LP, a Texas limited partnership (“Seller”), whose principal place of business is located at 7670 Woodway, Suite 160, Houston, Texas 77063 and CARTER VALIDUS PROPERTIES II, LLC, a Delaware limited liability company (“Purchaser”), whose principal place of business is located at 4890 West Kennedy Boulevard, Suite 650, Tampa, Florida 33609.

WITNESSETH:

WHEREAS, Seller and Carter Validus Properties, LLC, a Delaware limited liability company (“Carter”), entered into that certain Purchase Agreement dated July 24, 2013, (the “Contract”), which Contract was subsequently assigned by Carter, to Carter Validus Properties II, LLC, a Delaware limited liability, as Purchaser, pursuant to that certain Assignment of Purchase Agreement dated October 13, 2014 (the “Assignment”), (the Assignment and the Contract are herein collectively referred to as the “Agreement”); and

WHEREAS, Seller and Purchaser have agreed to amend the Agreement to set forth the calculated amount of the Purchase Price, as that term is more particularly defined in Section 2.01 of the Agreement.

NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2. Purchase Price. Section 2.01 is hereby amended to add the following sentence at the end of the first paragraph:

Purchaser and Seller agree that the calculated amount of the Purchase Price shall be TWENTY FOUR MILLION FIVE HUNDRED SEVENTY NINE THOUSAND THREE HUNDRED TWO AND 13/100 DOLLARS ($24,579,302.13).

3. Ratification. The Agreement, as amended and modified hereby, is ratified and confirmed and is in full force and effect according to its terms.

4. Counterparts. This Amendment may be executed by the parties hereto individually or in combination in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Facsimile or scanned and emailed copies of this Amendment shall have the same force and effect as originals.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Seller and Purchaser have signed and delivered this Amendment to be effective as of the date first set forth above.

WITNESSES:		SELLER:

OVERLAND PARK REHAB, LP, a Texas limited partnership

/s/ Larry W. Vaile		By: Overland Park Rehab, GP, LLC, its general partner
Print Name:	Larry W. Vaile
		By:	/s/ Robert M. Hodge
/s/ Won H. Jang		Print Name:	Robert M. Hodge
Print Name:	Won H. Jang	Title:	Vice President

WITNESSES:		PURCHASER:

CARTER VALIDUS PROPERTIES II, LLC,
a Delaware limited liability company
/s/ Anatalia Sanchez
Print Name:	Anatalia Sanchez
		By:	/s/ Lisa Collado
/s/ Elizabeth Fay		Name:	Lisa Collado
Print Name:	Elizabeth Fay	Title:	Vice President

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